                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

    Filed by the Registrant /X/

    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           STEINWAY MUSICAL INSTRUMENTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1.  Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     2.  Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         -----------------------------------------------------------------------
     4.  Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     5.  Total fee paid:
         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.  Amount Previously Paid:
         -----------------------------------------------------------------------
     2.  Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     3.  Filing Party:
         -----------------------------------------------------------------------
     4.  Date Filed:
         -----------------------------------------------------------------------

                       STEINWAY MUSICAL INSTRUMENTS, INC.
                                800 SOUTH STREET
                                   SUITE 425
                          WALTHAM, MASSACHUSETTS 02154
                                 (617) 894-9770

                                                                    May 28, 1997

Dear Stockholders:

    Our Annual Meeting of Stockholders will be held on June 27, 1997, at 10:00 a.m., at the Sheraton Needham Hotel, 100 Cabot Street, Needham, Massachusetts 02194. We urge you to attend this meeting to give us an opportunity to meet you personally, to allow us to introduce to you the key personnel responsible for management of your Company and to cover any questions you may have.

    The formal Notice of Meeting, the Proxy Statement and the proxy card are enclosed. A copy of the Annual Report to Stockholders describing the Company's operations during the year ended December 31, 1996 is also enclosed.

    Messrs. Kirkland and Messina, who own 100% of the Class A Common Stock, have advised the Company that they intend to vote their shares of Class A Common Stock consistent with the recommendations of the Board of Directors set forth in the attached Proxy Statement. The Class A Common Stock presently represents 84% of the combined voting power of the Class A Common Stock and the Ordinary Common Stock. Therefore, stockholder approval in accordance with the Board of Directors' recommendations is assured.

    We hope that you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. Your shares will be voted at the meeting in accordance with your proxy.

    If you have shares in more than one name or if your stock is registered in more than one way, you may receive more than one copy of the proxy material. If so, please sign and return each of the proxy cards you receive so that all of your shares may be voted. We look forward to meeting you at the Annual Meeting of Stockholders.

                                          Very truly yours,

                                          Dana D. Messina

                                          CHIEF EXECUTIVE OFFICER

                       STEINWAY MUSICAL INSTRUMENTS, INC.
                                800 SOUTH STREET
                                   SUITE 425
                          WALTHAM, MASSACHUSETTS 02154
                                 (617) 894-9770

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 27, 1997

                            ------------------------

    The Annual Meeting of Steinway Musical Instruments, Inc. (the "Company") will be held on June 27, 1997, at 10:00 a.m., at the Sheraton Needham Hotel, 100 Cabot Street, Needham, Massachusetts 02194.

    1. To elect five (5) directors to hold office until the next annual meeting of stockholders and until their successors are elected; and

    2. To ratify the appointment of Deloitte & Touche LLP as independent public accountants for the fiscal year ending December 31, 1997; and

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Stockholders of record at the close of business on May 23, 1997 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. All stockholders are urged to attend the meeting in person or by proxy.

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED PREPAID RETURN ENVELOPE. The Proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.

                                          By Order of the Board of Directors

                                          Dennis M. Hanson
                                          SECRETARY

Waltham, Massachusetts
May 28, 1997

                       STEINWAY MUSICAL INSTRUMENTS, INC.

                                ----------------

                                PROXY STATEMENT

                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

SOLICITATION AND REVOCATION OF PROXIES

    The enclosed Proxy is solicited by and on behalf of the Board of Directors of Steinway Musical Instruments, Inc. (the "Company") for use in connection with the Annual Meeting of Stockholders to be held on the 27th day of June, 1997 at 10:00 a.m. (the "Annual Meeting") and at any and all adjournments thereof.

    The persons named as proxies were designated by the Board of Directors and are officers and/or directors of the Company. Any Proxy may be revoked or superseded by executing a proxy bearing a later date or by giving notice of revocation in writing prior to, or at, the Annual Meeting, or by attending the Annual Meeting and voting in person. All proxies which are properly completed, signed and returned to the Company prior to the meeting, and not revoked, will be voted in accordance with the instructions given in the Proxy. If a choice is not specified in the Proxy, the Proxy will be voted FOR the election of the director nominees listed below and FOR the ratification of the appointment of Deloitte & Touche LLP as independent public accountans for the Company.

    This Proxy Statement and the accompanying Proxy are being mailed to stockholders on or about May 28, 1997. The entire cost of the solicitation of proxies will be borne by the Company. Expenses will also include reimbursements paid to brokerage firms and others for their reasonable expenses incurred in forwarding solicitation material regarding the meeting to beneficial owners of the Company's common stock. It is contemplated that this solicitation will be primarily by mail. In addition, some of the officers, directors and employees of the Company may solicit proxies personally or by telephone, telegraph or cable.

    Messrs. Kirkland and Messina have advised the Company that they intend to vote all of their shares of Class A Common Stock in favor of the election of the five nominees recommended by the Board of Directors and the appointment of Deloitte & Touche LLP to serve as the Company's independent public accountants to audit the Company's financial statements for 1997; such action by Messrs. Kirkland and Messina is sufficient to elect such directors and to appoint the independent public accountants without any action on the part of any other holder of common stock.

VOTING AT THE MEETING

    Only stockholders of record at the close of business on May 23, 1997 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. The Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") authorizes two classes of common stock, designated as Ordinary Common Stock and Class A Common Stock. Each share of Ordinary Common Stock and Class A Common Stock entitles the record holder to one vote and 98 votes, respectively, on any action to be taken at the Annual Meeting, unless Delaware law provides otherwise. As of April 30, 1997, there were 8,944,984 and 477,953 shares of Ordinary Common Stock and Class A Common Stock, respectively, issued and outstanding. As of that date, all shares of Class A Common Stock were owned by Kyle R. Kirkland and Dana D. Messina, Chairman of the Board and Chief Executive Officer of the Company, respectively, representing 84% of the combined voting power of the Class A Common Stock and Ordinary Common Stock. Neither the holders of the Ordinary Common Stock nor the holders of Class A Common Stock have cumulative voting rights.

    The stockholders of the Company have no dissenters or appraisal rights in connection with any of the items scheduled to be presented to the stockholders at the Annual Meeting.

VOTE REQUIRED

    The election of director nominees requires a plurality of the votes cast in person or by proxy at the Annual Meeting. Under Delaware law, the Certificate of Incorporation and the Company's Bylaws, shares as to which a stockholder abstains or withholds from voting on the election of directors and shares as to which a broker indicates that it does not have discretionary authority to vote ("broker non-votes") on the election of directors will not be counted as voting thereon and therefore will not affect the election of the nominees receiving a plurality of the votes cast.

    Ratification of the appointment of Deloitte & Touche LLP as independent public accountants of the Company for the 1997 fiscal year requires the affirmative vote of the holders of at least a majority of the aggregate votes cast at the meeting. Under Delaware law, the Certificate of Incorporation and the Company's Bylaws, shares as to which a stockholder abstains or withholds from voting on the ratification of independent public accountants and broker non-votes have the same effect as a vote against such ratification.

                             ELECTION OF DIRECTORS

    The Certificate of Incorporation fixes the number of directors at not less than three and not more than nine, with the exact number to be set by resolution of the Board of Directors. The Board of Directors has set the authorized number of directors at five and proposes the election of five directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Unless the authority to vote for directors has been withheld in the proxy, the persons named in the enclosed proxy intend to vote at the Annual Meeting for the election of the five nominees presented below. Except as set forth below, persons named as proxies may not vote for the election of any person to the office of director for which a bona fide nominee is not named in the Proxy Statement. All nominees have consented to serve as a director for the ensuing year and have previously served as directors of the Company. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named in the enclosed proxy will vote for any substitute nominee designated by the Board of Directors.

INFORMATION REGARDING THE NOMINEES

    Set forth below are the names, ages, positions and offices held and a brief account of the business experience for each of the persons to be nominated as a director by the Board of Directors at the Annual Meeting.

               NOMINEES FOR DIRECTORS FOR TERMS EXPIRING IN 1998

    KYLE R. KIRKLAND, CHAIRMAN OF THE BOARD AND DIRECTOR (AGE 34). Mr. Kirkland has served as a director of the Company since 1993. Mr. Kirkland has been a principal of Kirkland Messina, Inc. since 1994. Mr. Kirkland was a Senior Vice President of a Los Angeles-based investment bank from 1991 to 1994, where he was responsible for its private placement financing activities. From 1990 to 1991, Mr. Kirkland was employed by Canyon Partners as a Vice President. From 1988 to 1990 he was employed by Drexel Burnham Lambert in its High Yield Bond Department. Mr. Kirkland is also a director, at the request of certain creditors, of International Airline Support Group, Inc.

    DANA D. MESSINA, CHIEF EXECUTIVE OFFICER AND DIRECTOR (AGE 35). Mr. Messina has served as a director of the Company since 1993. Mr. Messina has been a principal of Kirkland Messina, Inc. since 1994. Mr. Messina was a Senior Vice President of a Los Angeles-based investment bank from 1990 to 1994, where he was responsible for all of its corporate finance and merchant banking activities. From 1987 to 1990, he was employed at Drexel Burnham Lambert in its High Yield Bond Department.

    THOMAS T. BURZYCKI, PRESIDENT-SELMER AND DIRECTOR (AGE 53). Mr. Burzycki has served as a director of the Company since 1993. Mr. Burzycki joined The Selmer Company, Inc., a wholly-owned subsidiary of the Company ("Selmer"), in 1990 as President. From 1978 to 1990, Mr. Burzycki held various financial and operational positions with United Musical Instruments, including President from 1985 to 1990.

    BRUCE A. STEVENS, PRESIDENT-STEINWAY AND DIRECTOR (AGE 54). Mr. Stevens has served as a director of the Company since 1995. Mr. Stevens was employed by the Polaroid Corporation for 18 years. Mr. Stevens held various positions at Polaroid and in 1980 moved to Tokyo, Japan, where he operated a $100 million subsidiary of Polaroid, eventually returning to the United States as Director of Marketing for all of Polaroid's international business. After leaving Polaroid in 1984, he became the President of Robert Williams, Inc. He joined Steinway Musical Properties, a wholly-owned subsidiary of the Company ("Steinway"), in 1985 when Steinway was acquired from Columbia Broadcasting System television network. He has served on numerous industry and music education committees.

    PETER MCMILLAN, DIRECTOR (AGE 39). Mr. McMillan has served as a director of the Company since July 1996. Mr. McMillan is Executive Vice President and Chief Investment Officer of SunAmerica Investments, Inc. As Chief Investment Officer, Mr. McMillan has overall investment management responsibility for the major asset classes in SunAmerica's portfolio, including government securities, mortgage-backed securities, public and private bonds, and commercial and residential mortgages. Mr. McMillan joined SunAmerica Investments, Inc. in 1989 after managing the fixed-income portfolio for Aetna Life Insurance and Annuity Company.

    Each director of the Company is elected for a period of one year and serves until his successor is duly elected and appointed. For information regarding the beneficial ownership of Ordinary Common Stock and Class A Common Stock by each nominee, see "Principal Stockholders."

MEETINGS OF THE BOARD OF DIRECTORS

    The Board of Directors took action on seven separate occasions during 1996. The Board of Directors has standing Audit, Compensation and Option Committees. The Board of Directors does not have a standing Nominations Committee. None of the members of the Board of Directors participated in less than 75% of the meetings of the Board of Directors held or of the total number of meetings held by all committees of the Board of Directors on which various members served during the year ended December 31, 1996. The current members of each of the Board of Directors' committees are listed below.

THE AUDIT COMMITTEE

    The current member of the Audit Committee is Mr. McMillan. Under the New York Stock Exchange, Inc. rules, the Company will be required to appoint a second outside director to the Audit Committee prior to the first anniversary of the Company's initial public offering of shares of Ordinary Common Stock, which occurred on August 1, 1996 (the "IPO"). The Audit Committee assists the Board of Directors in assuring that the accounting and reporting practices of the Company are in accordance with all applicable requirements. The Audit Committee did not meet during 1996.

THE COMPENSATION COMMITTEE

    The current members of the Compensation Committee are Messrs. Kirkland and Messina. The Compensation Committee sets the compensation for the executive officers of the Company and administers the Company's compensation programs. Prior to the Company's IPO, the Company's Board of Directors did not have a compensation committee or other committee performing similar functions. All compensation decisions concerning the Company's executive officers prior to the IPO were made by the entire Board of Directors. The Compensation Committee did not meet during 1996.

THE OPTION COMMITTEE

    The current members of the Option Committee are Messrs. Kirkland, Messina and McMillan. The Option Committee was formed prior to the IPO to administer the Steinway Musical Instruments, Inc. 1996 Stock Plan (the "Stock Plan") and the Steinway Musical Instruments, Inc. 1996 Employee Stock Purchase Plan (the "Purchase Plan"). On July 24, 1996 and effective upon the IPO, the Option Committee authorized the grant of options under the Stock Plan to certain officers and key employees to purchase an aggregate of 557,500 shares of Ordinary Common Stock. The Option Committee has taken no action since those grants.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION
                      OF EACH OF THE NOMINEES NAMED ABOVE.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY

    Set forth below are the names, ages, positions and offices held and a brief account of the business experience for each executive officer and director of the Company.

NAME                                             AGE                       POSITION
-------------------------------------------      ---      -------------------------------------------
Kyle R. Kirkland...........................          34   Chairman of the Board and Director
Dana D. Messina............................          35   Chief Executive Officer and Director
Thomas T. Burzycki.........................          53   President--Selmer and Director
Bruce A. Stevens...........................          54   President--Steinway and Director
Dennis M. Hanson...........................          42   Chief Financial Officer and Secretary
Michael R. Vickrey.........................          54   Executive Vice President
Thomas Kurrer..............................          48   Managing Director, Steinway-Germany
Peter McMillan.............................          39   Director

    For biographical information concerning Kyle R. Kirkland, Dana D. Messina, Thomas T. Burzycki, Bruce A. Stevens and Peter McMillan, see "Nominees for Directors for Terms Expiring in 1998."

    DENNIS M. HANSON, CHIEF FINANCIAL OFFICER AND SECRETARY. Mr. Hanson serves as the Company's Chief Financial Officer, Secretary and General Counsel. Mr. Hanson started his career in public accounting at Haskins and Sells in 1976. In 1980, he joined Computervision Corporation, where he held various financial positions including Vice President of Audit. He joined Steinway in 1988 as Vice President Finance and assumed duties as General Counsel in 1993.

    MICHAEL R. VICKREY, EXECUTIVE VICE PRESIDENT. Mr. Vickrey has been employed by Selmer since 1970. He has held the positions of Controller, Accounting Manager, Cost Accounting Manager and Regional Credit Manager. Prior to joining Selmer, Mr. Vickrey spent seven years in the banking industry, specializing in commercial finance.

    THOMAS KURRER, MANAGING DIRECTOR, STEINWAY-GERMANY. Mr. Kurrer joined Steinway in 1989 as Managing Director of the Hamburg facility. Mr. Kurrer was employed by the German-American Chamber of Commerce in New York from 1976 to 1978. Between 1978 and 1989, he held various positions of increasing responsibility with the Otto Wolff-Group, a conglomerate of steel and machinery equipment companies. Mr. Kurrer's last position with the Otto Wolff-Group was Managing Director of Wirth GmbH.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

    The following table sets forth the annual compensation paid and accrued by the Company for services rendered during the fiscal years ended December 31, 1996, 1995 and 1994 to (i) the Company's Chairman of the Board and the Chief Executive Officer and (ii) the four other most highly compensated executive officers of the Company serving at the end of the last completed fiscal year (each a "Named Executive Officer").

                         SUMMARY COMPENSATION TABLE(1)

                                                                                                            LONG-TERM
                                                                                                          COMPENSATION
                                                                                                            AWARDS(2)
                                                                          ANNUAL COMPENASTION             -------------
                                                               -----------------------------------------   SECURITIES
                                                                                         OTHER ANNUAL      UNDERLYING
NAME AND PRINCIPAL POSITION                      FISCAL YEAR     SALARY      BONUS       COMPENSATION      OPTIONS (#)
----------------------------------------------  -------------  ----------  ----------  -----------------  -------------
Kyle R. Kirkland .............................         1996        --          --                   (3)        70,750
  Chairman of the Board                                1995    $        1      --                   (3)        --
                                                       1994    $        1      --                   (3)        --
Dana D. Messina...............................         1996        --          --                   (3)        70,750
  Chief Executive Officer                              1995    $        1      --                   (3)        --
                                                       1994    $        1      --                   (3)        --
Thomas T. Burzycki............................         1996    $  268,000  $  367,000         --               20,000
  President--Selmer                                    1995    $  268,000  $  263,000         --               --
                                                       1994    $  268,000  $  180,000         --               --
Bruce A. Stevens..............................         1996    $  353,462  $  180,945(5)        --             33,000
  President--Steinway                                  1995(4) $  340,000  $   70,000         --               --
Dennis M. Hanson..............................         1996    $  182,600  $  153,525(5)        --             26,500
  Chief Financial Officer and Secretary.......         1995(4) $  170,000  $  100,000         --               --
Thomas Kurrer.................................         1996    $  265,980  $  116,292(5)        --             24,500
  Managing Director, Steinway-Germany                  1995(4) $  278,300  $  135,043         --               --

------------------------

(1) The table does not include the cost for personal benefits made available by the Company. However, no executive officer named in the Summary Compensation Table received such compensation in excess of the lesser of $50,000 or 10% of such officer's cash compensation, nor did all executive officers together receive such other compensation in excess of the lesser of $50,000 times the number of such executive officers or 10% of such officers' aggregate cash compensation.

(2) The Company did not have a stock option or other long-term incentive plan based on the performance of the Company before August 1, 1996. Effective as of that date, the Company adopted the Stock Plan and the Purchase Plan.

(3) Prior to the Company's IPO, Messrs. Kirkland and Messina received compensation indirectly pursuant to management agreements with subsidiaries of the Company which allowed, subject to certain performance criteria, the payment of $400,000 in the aggregate. Effective August 1, 1996, these management agreements were replaced with agreements which allow for a payment of $200,000 for each of Messrs. Kirkland and Messina. See "Employment Contracts" below. In connection with the Company's IPO, Kirkland Messina, Inc., a company owned by Messrs. Kirkland and Messina, received a fee of $1.0 million for arranging, negotiating, obtaining bank waivers and other required consents, financial and market analyses and other similar consulting and investment banking services. See "Related Party Agreements" below.

(4) Salary and bonus for 1995 reflect payments made by the Company after the acquisition of Steinway in May 1995 as well as payments made by Steinway prior to that date.

(5) Bonus amount includes payments made during 1996 for the July 1 through December 31, 1995 period as well as amounts earned for the fiscal year ended December 31, 1996.

OPTION GRANTS IN 1996

    The following table provides information related to options to purchase the Company's Ordinary Common Stock granted to the Named Executive Officers during the year ended December 31, 1996 and the number and value of such options held as of the end of such year.

                                                   INDIVIDUAL GRANTS
                                 ------------------------------------------------------
                                  NUMBER OF
                                 SECURITIES     PERCENT OF
                                 UNDERLYING    TOTAL OPTIONS
                                   OPTIONS      GRANTED TO     EXERCISE OR               GRANT DATE
                                   GRANTED     EMPLOYEES IN    BASE PRICE   EXPIRATION    VALUE(2)
NAME                               (#)(1)       FISCAL YEAR     ($/SHARE)      DATE         ($)
-------------------------------  -----------  ---------------  -----------  -----------  ----------
Kyle R. Kirkland...............      70,750          12.69%     $   19.00       8/2/06   $  435,325
Dana D. Messina................      70,750          12.69%     $   19.00       8/2/06   $  435,325
Thomas T. Burzycki.............      20,000           3.59%     $   19.00       8/2/06   $  123,060
Bruce A. Stevens...............      33,000           5.92%     $   19.00       8/2/06   $  203,049
Dennis M. Hanson...............      26,500           4.75%     $   19.00       8/2/06   $  163,055
Thomas Kurrer..................      24,500           4.39%     $   19.00       8/2/06   $  150,749

------------------------

(1) Each option reflected in this column was granted under the Stock Plan and becomes exercisable for 20% of the total grant on each anniversary of August 2, 1996, subject to acceleration upon the occurrence of certain events as described in the Stock Plan.

(2) The fair value of options on their grant date was $6.15 per option, which is measured using the Black/ Scholes option pricing model. Key assumptions used to apply this pricing model in 1996 are as follows: (a) risk-free interest rate of 6.36%; (b) expected life of option grants of six years; (c) expected volatility of Ordinary Common Stock 16.4%.

AGGREGATE WARRANT EXERCISES IN 1996 AND YEAR END OPTION VALUES

    The following table provides information related to the exercise of certain warrants to purchase the Company's Ordinary Common Stock by the Named Executive Officers during 1996 and the number and value of options held by the Named Executive Officers as of the year ended December 31, 1996. There were no option exercises during 1996. There were no warrants held by any Named Executive Officer as of the year ended December 31, 1996.

                                                                                                       NUMBER OF
                                                                            WARRANT EXERCISES         UNEXERCISED
                                                                      ------------------------------  OPTIONS AT
                                                                      SHARES ACQUIRED      VALUE        FY-END
NAME                                                                  ON EXERCISE (#)  REALIZED ($)    (#)(1)(2)
--------------------------------------------------------------------  ---------------  -------------  -----------
Kyle R. Kirkland....................................................        20,531(3)   $   354,088       70,500
Dana D. Messina.....................................................        20,531(3)   $   354,088       70,500
Thomas T. Burzycki..................................................         1,157      $    19,954       20,000
Bruce A. Stevens....................................................        --              --            33,000
Dennis M. Hanson....................................................        --              --            26,500
Thomas Kurrer.......................................................        --              --            24,500

------------------------

(1) No options reflected in the table were exercisable as of the year ended December 31, 1996.

(2) No options reflected in the table were in-the-money options based on the price per share of Ordinary Common Stock as of the year ended December 31, 1996.

(3) Includes 1,132 shares acquired by Kirkland Messina, Inc., which may be deemed to be beneficially owned by both Kyle R. Kirkland and Dana D. Messina.

EMPLOYMENT CONTRACTS

    The Company has entered into an agreement with Kyle R. Kirkland and Kirkland Messina, Inc. which provides that until December 31, 2006, unless earlier terminated in accordance with its terms, Mr. Kirkland will serve as Chairman of the Company. The consideration for such services is an annual payment of $200,000 subject to an annual cost of living adjustment. In addition, Mr. Kirkland may be entitled to receive bonuses and certain other employment benefits as determined by the Board of Directors in its discretion. Mr. Kirkland is required to devote his time to the Company as may be reasonably required to discharge his obligations under the agreement and otherwise will be permitted to render similar services to other companies. Upon a Change of Control (as defined in the agreement), the contract will terminate.

    The Company has entered into an agreement with Dana D. Messina and Kirkland Messina, Inc. which provides that until December 31, 2006, unless earlier terminated in accordance with its terms, Mr. Messina will serve as Chief Executive Officer of the Company. The consideration for such services is an annual payment of $200,000 subject to an annual cost of living adjustment. In addition, Mr. Messina may be entitled to receive bonuses and certain other employment benefits as determined by the Board of Directors in its discretion. Mr. Messina is required to devote his time to the Company as may be reasonably required to discharge his obligations under the agreement and otherwise will be permitted to render similar services to other companies. Upon a Change of Control (as defined in the agreement), the contract will terminate.

    In July 1996, the Company entered into a Noncompete Agreement with each of Thomas T. Burzycki, Bruce A. Stevens, Dennis M. Hanson and Michael R. Vickrey. The Noncompete Agreements remain in effect for a period of ten years and bar the individual parties thereto from competing with the Company in any geographic region in which the Company then conducts business. Additionally, provided that the individual party thereto refrains from engaging in certain restricted sales of Ordinary Common Stock, each Noncompete Agreement commits the Company to renew the individual party's employment agreement described below for successive one-year periods over the life of the Noncompete Agreement.

    On June 22, 1993, the Company entered into an Employment Agreement with Thomas T. Burzycki that became effective on August 11, 1993. The agreement provides that unless affirmatively terminated, Mr. Burzycki will serve as President of Selmer in consideration of an annual base salary, which may be increased following the end of each year of service. In addition to a base salary, Mr. Burzycki is eligible to receive bonuses and certain other employment benefits. Mr. Burzycki's Employment Agreement provides that, in certain circumstances, the Company is obligated to pay up to $550,000 to Mr. Burzycki upon termination of his employment by Selmer.

    On May 1, 1995, Steinway entered into an Employment Agreement with Bruce A. Stevens. The agreement provides that Mr. Stevens will serve as President of Steinway, in consideration of an annual base salary, which may be increased following the end of each year of service. In addition to a base salary, Mr. Stevens is eligible to receive bonuses and certain other employment benefits. Mr. Stevens' Employment Agreement provides that, in certain circumstances, the Company is obligated to pay up to $340,000, plus the salary for the remainder of his term, to Mr. Stevens upon termination of his employment. This Agreement was subsequently assigned from Steinway to the Company and thereafter amended to extend the termination date to December 31, 1997 subject to automatic renewal unless affirmatively terminated.

    On May 1, 1995, Steinway entered into an Employment Agreement with Dennis M. Hanson. The agreement provides that Mr. Hanson will serve as Chief Financial Officer and Secretary in consideration of an annual base salary, which may be increased following the end of each year of service. In addition to a base salary, Mr. Hanson is eligible to receive bonuses and certain other employment benefits. Mr. Hanson's Employment Agreement provides that, in certain circumstances, the Company is obligated to pay up to $210,000, plus the salary for the remainder of his term, to Mr. Hanson upon termination of his employment. This Agreement was subsequently assigned from Steinway to the Company and thereafter amended to extend the termination date to December 31, 1997 subject to automatic renewal unless affirmatively terminated.

    As of May 8, 1989, Steinway entered into an Employment Agreement with Thomas Kurrer that provides that Mr. Kurrer will serve as Managing Director of Steinway's German operations in consideration of an annual base salary, which may be increased following the end of each year of service. In addition to a base salary, Mr. Kurrer is eligible to receive bonuses and certain other employment benefits. The agreement automatically renews every three years unless at least 12 months' notice is given by either party.

COMPENSATION OF DIRECTORS

    Members of the Board of Directors of the Company do not receive compensation for their services as directors. All members of the Board of Directors are reimbursed for all expenses incurred in connection with their serving on the Board.

RELATED PARTY AGREEMENTS

    Prior to the Company's IPO, Selmer entered into a management agreement (the "Selmer Management Agreement") with Kirkland Messina, Inc. ("KM"), a company owned by Messrs. Kirkland and Messina, pursuant to which Selmer agreed to pay KM an aggregate of $250,000 per year to provide management and consulting services, monitor the business of Selmer and conduct periodic reviews of such business as reasonably requested by Selmer's board of directors, assist in developing a long-term strategic plan and identify, review and analyze merger and acquisition opportunities. KM is a merchant banking firm founded by Messrs. Kirkland and Messina in 1994. The firm is a licensed broker-dealer and has participated in numerous financing, leveraged recapitalization and restructuring transactions. The Company believes that all of the transactions set forth were made on terms no less favorable than could otherwise be obtained from unaffiliated persons.

    Steinway previously entered into a management agreement (the "Steinway Management Agreement") with KM, pursuant to which Steinway agreed to pay KM up to an aggregate of $150,000 per year to provide, among other things, management and consulting services similar to those provided under the Selmer Management Agreement.

    Effective as of the IPO, both of the Selmer and Steinway Management Agreements were terminated and replaced with the agreements discussed above under "Employment Contracts."

    In connection with the Company's IPO, KM received a fee of $1.0 million for arranging, negotiating and obtaining waivers and other required consents and for providing financial and market analyses and other similar consulting and investment banking services.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Kirkland and Messina serve as the Chairman of the Board and Chief Executive Officer, respectively, of the Company. Each serves on the Compensation and Option Committees of the Board of Directors. See "Related Party Agreements" above.

LEGAL PROCEEDINGS INVOLVING DIRECTORS, OFFICERS, AFFILIATES OR BENEFICIAL OWNERS

    No director, officer, affiliate or beneficial owner of the Company, or any associate thereof, is a party adverse to the Company or any of its subsidiaries in any lawsuit nor has a material adverse interest thereto.

                INFORMATION CONCERNING STOCK AND PURCHASE PLANS

STOCK PLAN

    On June 11, 1996, the Board of Directors (the "Board") adopted the Stock Plan, which was approved by the Company's stockholders on June 19, 1996 and became effective on August 1, 1996.

    The purpose of the Stock Plan is to further and promote the interests of the Company, its subsidiaries and its stockholders by enabling the Company and its subsidiaries to attract, retain and motivate employees or those who will become employees, to engage consultants or advisors to the Company, and to align the interests of those individuals and the Company's stockholders. To do this, the Stock Plan offers equity-based and performance-based incentive awards and opportunities to provide such employees, consultants and advisors with a proprietary interest in maximizing the growth, profitability and overall success of the Company and its subsidiaries.

    A summary of the most significant features of the Stock Plan, together with the general federal income tax consequences to the recipients is set forth below, which summary is qualified in its entirety by reference to the full text of the Stock Plan. Copies of the actual plan document may be obtained by any stockholder upon written request to the Corporate Secretary at the Company's offices in Waltham, Massachusetts.

    TYPES OF INCENTIVE AWARDS AND ANNUAL MAXIMUM LIMITATION. The Stock Plan provides for the grant of (i) Stock Options, including incentive stock options, non-qualified stock options, and reload stock options (ii) Stock Appreciation Rights, (iii) Restricted Shares and (iv) Performance Units (collectively, "Awards"). All key employees, or those who will become key employees, consultants and advisors of the Company and its subsidiaries who are responsible for the management, growth and protection of the business of the Company and its subsidiaries or whose performance or contribution, in the sole discretion of the Option Committee, benefits or will benefit the Company and its subsidiaries are eligible to participate in the plan. As of December 31, 1996, the Awards that had been granted to employees eligible under the Stock Plan were options which were granted to certain officers and key employees to purchase an aggregate of 557,500 shares of Ordinary Common Stock at a price per share of $19.00. Approximately 1,900 persons were eligible to receive Awards under the Stock Plan as of December 31, 1996.

    SHARES SUBJECT TO THE STOCK PLAN. Under the Stock Plan, the Company may grant Awards with respect to a number of shares of Ordinary Common Stock of up to 778,250 shares. Shares of Ordinary Common Stock issued under the Stock Plan may be either newly issued or treasury shares. To the extent an Award expires or is canceled, terminated or forfeited prior to the issuance of shares of Ordinary Common Stock subject to such awards, any shares subject to such awards will again be available for grant under the Stock Plan. The Stock Plan provides for proportionate adjustments in the number of shares of Ordinary Common Stock available for grants thereunder, and the number of shares and exercise prices of outstanding options for subdivisions or a consolidations of, or stock dividends on, Ordinary Common Stock effected by the Company without the receipt of consideration.

    TERM. The Stock Plan became effective on August 1, 1996, and will terminate on August 1, 2006, except with respect to Awards then outstanding. No Awards will be granted under the Stock Plan after it terminates.

    ADMINISTRATION. The Stock Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), so that the grant of options is exempt from the short-swing profit liability provisions of Section 16 of the Exchange Act. Relevant portions of the Stock Plan are also intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). To the extent any provision of the Stock Plan would disqualify the Stock Plan or would not otherwise permit the Stock Plan to comply with Section 162(m) as so intended, such provision will be construed and amended to conform to the requirements or provision of Section 162(m) to the extent permitted by applicable law and deemed advisable by the Board; provided, however, that no such construction or amendment will have an adverse economic effect on any participant with respect to any stock award previously granted under the Stock Plan.

    The Stock Plan will be administered by the Option Committee. The Option Committee will be appointed from time to time by the Board and will be comprised of not less than two (2) of the then members of the Board all of whom qualify to administer the plan as Non-Employee Directors within the meaning of Rule 16b-3 as promulgated under the Exchange Act, or any successor rule or regulation thereto, as such Rule is amended or applied from time to time, and Section 422 of the Code.

    The Option Committee will make all determinations necessary or advisable for the administration of the Stock Plan, including, without limitation: (a) selecting individuals to receive an Award under the Stock Plan (the "Participants"), (b) making Awards in such amounts and form as the Option Committee will determine, (c) imposing such restrictions, terms and conditions upon such Awards as the Option Committee will deem appropriate and (d) correcting any technical defect or technical omission, or reconciling any technical inconsistency, in the Stock Plan and/or any award agreement. Subject to the terms of the Stock Plan, the Option Committee will also determine the prices, expiration dates and other material features of the Awards granted under the Stock Plan.

    The Option Committee will have the authority to interpret and construe any provision of the Stock Plan and to adopt such rules and regulations for administering the Stock Plan as it deems necessary. All decisions and determinations of the Option Committee are final and binding on all parties. The Company will indemnify each member of the Option Committee against any cost, expenses or liability arising out of any action, omission or determination relating to the Stock Plan, unless such action, omission or determination was taken or made in bad faith and without reasonable belief that it was in the best interest of the Company.

    STOCK OPTIONS. The exercise price of each stock option granted under the Stock Plan is determined by the Option Committee, provided that (a) the exercise price of an incentive stock option shall not be less than the fair market value of a share of Ordinary Common Stock on the date on which such option is granted, and (b) the exercise price of a non-qualified stock option shall not be less than 85% of the fair market value of a share of Ordinary Common Stock on the date on which such option is granted. Moreover, no exercise price shall be less than the par value of the Ordinary Common Stock.

    Each option is exercisable for a period not to exceed ten years and becomes exercisable in 20% increments on each anniversary of the date of the grant; PROVIDED, the Participant is then employed or engaged by the Company and/or one of its subsidiaries.

    In the event of the death, disability or retirement of the Participant, or upon the occurrence of a Change of Control (as defined), a stock option shall become 100% exercisable as to the aggregate number of shares of Ordinary Common Stock then underlying such stock option. In the event of the termination of the employment of an optionee for any reason, all options held by such optionee terminate as of the 90th day after such termination. Options are not transferable other than by will or by the laws of descent and distribution.

    STOCK APPRECIATION RIGHTS. A stock appreciation right ("SAR") is an Award granted with respect to a specified number of shares of Ordinary Common Stock entitling a Participant to receive an amount equal to the excess of the fair market value of a share of Ordinary Common Stock on the date of exercise over the fair market value of a share of Ordinary Common Stock on the date of grant of the SAR, multiplied by the number of shares of Ordinary Common Stock with respect to which the SAR will have been exercised.

    Unless otherwise provided in the Participant's employment or award agreement, a SAR may be exercised by a Participant, in accordance with all of the procedures established by the Option Committee, in whole or in part at any time during its specified term. Notwithstanding the preceding sentence, in no event will a SAR be exercisable (a) prior to the date which is six (6) months after the date on which the

SAR was granted, (b) prior to the exercisability of any non-qualified stock option with which it is granted in tandem or (c) if the fair market value of the Ordinary Common Stock on the date of such exercise does not exceed the fair market value of the Ordinary Common Stock on the date of grant of such SAR. The Option Committee may also provide, as set forth in the relevant award agreement and without limitation, that some SARs will be automatically exercised on a date or dates specified by the Option Committee.

    Upon exercise of a SAR, payment may be made in kind in restricted shares or in shares of unrestricted Ordinary Common Stock, or in any combination thereof, as the Option Committee may provide in the relevant award agreement.

    If a Participant's employment is terminated for any reason prior to the satisfaction or lapse of the restrictions applicable to a grant of restricted shares, such restricted shares will immediately be cancelled and the Participant will forfeit any right in any such restricted shares. Notwithstanding, the Option Committee, in its sole discretion, may determine, prior to or within ninety (90) days after the date of such termination, that all or a portion of any such Participant's restricted shares will not be so cancelled. SARs are not transferable other than by will or by the laws of descent and distribution.

    RESTRICTED SHARES. A grant of restricted shares is an Award of shares of Ordinary Common Stock granted to a Participant, subject to certain restrictions, terms and conditions of the Company, including, without limitation (a) restrictions on the sale, assignment, transfer, hypothecation or other disposition of such shares, (b) the requirement that the Participant deposit such shares with the Company while such shares are subject to such restrictions and (c) the requirement that such shares be forfeited upon termination of employment for specified reasons within a specified period of time or for other reasons. Vesting of the shares occurs on a date determined by the Option Committee as set forth in the relevant award agreement. Prior to the vesting date, the shares are not transferable by the Participant and are subject to a substantial risk of forfeiture. If vesting does not occur, shares of restricted stock are forfeited.

    If the employment of a Participant is terminated by the Company for any reason prior to the satisfaction of the restrictions applicable to a grant of restricted shares, such restricted shares will immediately be cancelled and the Participant will forfeit any rights in any such restricted shares. Notwithstanding the immediately preceding sentence, the Option Committee, in its sole discretion, may determine, prior to or within ninety (90) days after the date of such termination, that all or a portion of any such Participant's restricted shares will not be so cancelled.

    On the occurrence of a Change in Control, all restrictions, terms and conditions applicable to all restricted shares then outstanding shall be deemed lapsed and satisfied as of the date of the Change of Control.

    PERFORMANCE UNIT. A performance unit is an Award of units (with each unit representing such monetary amount as is designated by the Committee) granted to a Participant contingent upon the future performance of the Company or any subsidiary and/or the Participant over a specified performance period. The Option Committee will establish the relevant performance criteria, subject to adjustment to reflect unforeseen events or changes. In setting performance goals and until otherwise determined by the Committee, the performance goal or goals will be the attainment of one or more of any of total stockholder return, return on equity, net earnings growth, sales or revenue growth, objective comparisons to peer companies or cash flow.

    Performance units, performance-based restricted shares, and certain other stock-based awards subject to performance criteria are intended to be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and will be paid solely on account of the attainment of one or more preestablished, objective performance goals within the meaning of such Section and the regulations under the Stock Plan.

    Payment of an incentive award may be in cash, unrestricted Ordinary Common Stock, or in restricted shares, or in any combination thereof, as determined by the Option Committee.

    A performance award will be cancelled and forfeited if the Participant does not remain continuously employed by the Company at all times during the applicable performance period, unless the Option Committee determines otherwise. Notwithstanding the immediately preceding sentence, the Option Committee, in its sole discretion, may determine, prior to or within ninety (90) days after the date of the termination of the Participant that all or a portion of any such Participant's Performance Units will not be so cancelled and forfeited.

    On the occurrence of a Change in Control, the Performance Period shall be deemed completed and all performance units shall be deemed to have been fully earned as of the date of the Change of Control.

    MERGERS AND OTHER TRANSACTIONS. If the Company enters into or is involved in any merger, reorganization or other business combination with any person or entity (such merger, reorganization or other business combination to be referred to herein as a "Merger Event") and as a result of any such Merger Event the Company will be or is the surviving corporation, a Participant shall be entitled to receive, as of the date of the execution of the agreement evidencing the Merger Event (the "Execution Date") and with respect to both exercisable and unexercisable stock options and/or SARs (but only to the extent not previously exercised), substitute stock options and/or stock appreciation rights in respect of the shares of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected stock options or SARs granted under the Plan as of the date of the consummation of the Merger Event. Notwithstanding anything to the contrary in this Section, if any Merger Event occurs, the Company will have the right to pay to each affected Participant an amount in cash or certified check equal to the excess of the fair market value of the Ordinary Common Stock underlying any affected unexercised ordinary stock options or SARs as of the Execution Date over the aggregate exercise price of such unexercised stock options and/or SARs, as the case may be.

    If, in the case of a Merger Event in which the Company will not be, or is not, the surviving corporation, and the Company determines not to make the cash or certified check payment described above, the Company will compel and obligate, as a condition of the consummation of the Merger Event, the surviving or resulting corporation and/or the other party to the Merger Event, as necessary, or any parent, subsidiary or acquiring corporation thereof, to grant substitute stock options or stock appreciation rights in respect of the shares of common or other capital stock of such surviving or resulting corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which will substantially preserve the value, rights and benefits of any affected stock options and/or SARs previously granted under the Plan as of the date of the consummation of the Merger Event.

    Upon receipt by any affected Participant of any such cash, certified check or substitute stock options or stock appreciation rights as a result of any such Merger Event, such Participant's affected stock options and/or SARs for which such cash, certified check or substitute awards was received will be thereupon cancelled without the need for obtaining the consent of any such affected Participant.

    AMENDMENT AND TERMINATION. The Stock Plan generally terminates on August 1, 2006. The Board may at any time suspend or discontinue the Stock Plan or revise or amend it in any respect whatsoever, provided, however, that no such amendment to the Stock Plan shall, without stockholder approval (a) except as provided in
Section 14 of the Stock Plan, materially increase the number of shares of Common Stock which may be issued under the Plan, (b) materially modify the requirements as to eligibility for participation in the Plan, (c) materially increase the benefits accruing to Participants under the Plan or (d) extend the termination date of the Plan.

    FEDERAL INCOME TAX CONSEQUENCES. The following is a brief and general summary of certain federal income tax consequences applicable to transactions under the Stock Plan. Of course, the consequences of transactions depend on a variety of factors, including the Participant's tax status.

    - INCENTIVE STOCK OPTIONS. A Participant will not realize any income upon the grant of any incentive stock option or, assuming requirements of the Stock Plan and the Code are met, upon exercise thereof. If the shares received are disposed of by the Participant more than two years after the date of grant of the incentive stock option, and more than one year after such shares are transferred to the Participant, any gain or loss realized upon such disposition will be a long-term capital gain or loss, and the Company will not be entitled to any income tax deduction in respect of the option or its exercise. If the shares are disposed of by the Participant within either such period in a taxable transaction, the excess, if any, of the amount realized (up to the fair market value of such shares on the exercise date) over the exercise price will be compensation taxable to the Participant as ordinary income, and the Company will generally be entitled to a deduction equal to the amount of ordinary income realized by the Participant. If the amount realized upon the disqualifying disposition exceeds the fair market value of the shares on the exercise date, the excess will be a short-term capital gain. If the exercise price exceeds the amount realized upon such disqualifying disposition, the difference will be a short-term capital loss.

    - NON-QUALIFIED STOCK OPTIONS. Upon the grant of a non-qualified stock option, a Participant will not realize any income. Generally, at the time a non-qualified stock option is exercised, the Participant will realize compensation taxable as ordinary income, and the Company will generally be entitled to a deduction, in an amount equal to the difference between the fair market value on the exercise date of the shares of Ordinary Common Stock acquired pursuant to such exercise and the exercise price. Upon a subsequent disposition of such shares, the Participant will realize either long-term or short-term capital gain or loss, depending upon the holding period of the shares.

    - STOCK APPRECIATION RIGHTS. Upon the grant of the SAR, a Participant will not realize any income. Generally, at the time a SAR is exercised, a Participant will realize compensation taxable as ordinary income, and the Company will generally be entitled to a deduction, in an amount equal to any cash received (before applicable withholding) plus the fair market value on the exercise date of any shares of SAR Ordinary Common Stock received.

    - RESTRICTED STOCK. A Participant will not realize any income upon the award of restricted stock. Generally, unless a Participant has made an election under Section 83(b) of the Code, at the time the terms and conditions (if any) applicable to restricted stock are satisfied, a Participant will realize compensation taxable as ordinary income, and the Company will generally be entitled to a deduction, equal to the then fair market value of the shares received by the Participant, together with accrued dividends, if any, and interest thereon, if any.

    - PERFORMANCE UNITS. A Participant will recognize ordinary income in the amount equal to cash paid and/or the fair market value of the Ordinary Common Stock at the time it is received, with the Company generally entitled to a deduction in the same amount.

    CERTAIN ADDITIONAL TAX MATTERS. The Stock Plan provides that the Company may require the Participant to remit to the Company cash in an amount sufficient to satisfy certain federal, state and local income tax withholding requirements by remitting cash to the Company. In addition, the Company has the right to withhold from any cash payment required to be made to a Participant with respect to an incentive award an amount sufficient to satisfy the federal, state and local withholding tax requirements.

    NEW STOCK PLAN BENEFITS. For information concerning grants under the Stock Plan made during 1996, see "Option Grants in 1996."

PURCHASE PLAN

    On July 24, 1996, the Board adopted the Purchase Plan, which became effective August 1, 1996, pursuant to which 500,000 shares of the Company's Common Stock are reserved for issuance. The

Company's stockholders, acting by written consent, approved the adoption of the Purchase Plan on April 28, 1997.

    PURPOSE. The purposes of the Purchase Plan are (a) to provide an incentive for Eligible Employees (as defined) to continue devoting their best efforts to the success of the Company and (b) to afford such employees an opportunity to obtain a proprietary interest in the continued growth and prosperity of the Company through ownership of its Ordinary Common Stock acquired in a convenient fashion.

    The Purchase Plan is intended to meet the requirements of an "employee stock purchase plan" as defined in Section 423 of the Code. This description is also being given to satisfy the requirements of Rule 16b-3(b)(2) under the Exchange Act in order to ensure the favorable treatment of Rule 16b-3 for the officers participating in the Purchase Plan. Rule 16b-3 exempts acquisitions of Ordinary Common Stock under the Purchase Plan from liability under the federal securities laws which prohibit short-swing trading by executive officers.

    The terms and provisions of the Purchase Plan are summarized below. However, the summary does not purport to be a complete description of the Purchase Plan. Copies of the actual plan document may be obtained by any stockholder upon written request to the Corporate Secretary at the Company's offices in Waltham, Massachusetts.

    ADMINISTRATION. The Purchase Plan will be administered by the Option Committee. The Option Committee has full authority to administer the Purchase Plan, including authority to interpret and construe any provision of the Purchase Plan and to adopt such rules and regulations for administering the Purchase Plan as it may deem necessary. Decisions of the Option Committee are final and binding on all parties who have an interest in the Purchase Plan.

    SECURITIES SUBJECT TO THE PURCHASE PLAN. The shares of Ordinary Common Stock issuable under the Purchase Plan may be either shares newly issued by the Company or shares reacquired by the Company, including shares purchased on the open market. Each Eligible Employee will be offered an option to purchase that number of whole shares which has on the date of offering an aggregate purchase price (determined on the basis of the offering price) equal to any whole percentage of his or her annual rate of salary in effect for an Eligible Employee on the date of offering up to a maximum of 5%.

    ADJUSTMENTS. In the event that any change is made to the Company's outstanding Ordinary Common Stock (whether by reason of recapitalization, stock dividend, stock split, exchange or combination of shares or other change in corporate structure effected without the Company's receipt of consideration), appropriate adjustments will be made to the aggregate number and class of shares available under the Purchase Plan and the number and class of shares under option but not yet issued under the Purchase Plan, provided, however, that no adjustment will be made which would result in a modification of the options granted under the Purchase Plan and thereby disqualify the Purchase Plan as an employee stock purchase plan under the provisions of Section 423 of the Code.

    PURCHASE PERIODS. Subject to the terms and conditions of the Purchase Plan, the Board shall make an offering on a specified day during the first 15 days after the effective date of the Purchase Plan and thereafter an annual offering on a specified day during the first 15 days of August to Eligible Employees to purchase Shares under the Purchase Plan; provided, however, that the Board may, in its discretion, determined to make no offering in any given year.

    ELIGIBILITY AND PARTICIPATION. An Eligible Employee is any person employed by the Company on a date of offering during the term of the Purchase Plan, other than (1) any employee who has been employed by the Company for less than one year on such date of offering, (2) any employee who, immediately after the grant of an option under the Purchase Plan, would own shares possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company, (3) any employee whose customary employment is 20 hours or less per week, (4) any employee who customary employment is for not more than five months in any calendar year or (5) any highly compensated employee (within the meaning of Section 414(q) of the Code) who is a member of the Board or who is otherwise subject to the provisions of Section 16 of the Exchange Act. Approximately 1,900 people were eligible to participate in the Purchase Plan as of December 31, 1996.

    In order to participate in the Purchase Plan for a particular purchase period, the employee must signify his or her election to participate in the Purchase Plan in the form and manner and by the deadline prescribed by the Option Committee, provided that in no event may an election be made more than 27 months after the date of offering. Each Eligible Employee shall also authorize the Company to make payroll deductions to cover the aggregate purchase price of those shares in respect of which he or she has elected to accept an option.

    PURCHASE PRICE. Options will be offered during the first 15 days of each August during the term of the Purchase Plan or within 15 days after the effective date of the Purchase Plan (the "date of offering") at the lower of 85% of the fair market value of shares on the date of offering or the last day of the purchase period.

    The fair market value of the Ordinary Common Stock on any relevant date under the Purchase Plan will be the simple average, on a given day or, if no sales of shares were made on that date, the simple average on the next preceding day on which sales were made, of the high and low prices per share on the principal national securities exchange on which the shares are then traded.

    SPECIAL LIMITATIONS. The Purchase Plan imposes certain limitations upon a participant's rights to acquire Ordinary Common Stock, including the following limitations:

    - Purchase rights may not be granted to any individual who immediately thereafter would own stock (including stock purchasable under any outstanding purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

    - Purchase rights granted to a participant may not accrue at a rate that exceeds $25,000 in fair market value of the Ordinary Common Stock (valued at the time each purchase right is granted) during any one calendar year in which such purchase right is outstanding.

    TERMINATION OF PURCHASE RIGHTS. The participant may withdraw from the Purchase Plan at any time prior to his or her last regular payroll deduction thereunder. Upon withdrawal, all payroll deductions with respect to that option will cease.

    In the event of death, total and permanent disability, or retirement at or after the age 65 or earlier with the consent of the Company, the participant, or his or her legal representative, as applicable, may either (a) cancel his or her option, in which event the Company will refund in cash, without interest, all amounts credited to his or her account under all offerings in which he or she is participating under the Purchase Plan, or (b) elect to receive at the conclusion of each applicable purchase period that number of whole shares which his or her payroll deductions actually made are sufficient to purchase, plus the balance of such payroll deductions, if any, in cash, without interest.

    STOCKHOLDER RIGHTS. No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant's behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

    ASSIGNABILITY. No purchase rights will be assignable or transferable by the participant, and the purchase rights will be exercisable only by the participant.

    AMENDMENT AND TERMINATION. The Purchase Plan will terminate upon the earlier of (a) the conclusion of the last purchase period authorized therein or
(b) on the day that Eligible Employees participating in offerings under the Purchase Plan become entitled to purchase a number of shares equal to or greater than the number of shares remaining available for purchase.

    The Board may at any time alter, suspend or discontinue the Purchase Plan. However, the Board may not, without stockholder approval, take any action that may (i) increase the number of Shares to be reserved under the Purchase Plan,
(ii) decrease the purchase price per share or (iii) materially increase benefits under the Purchase Plan within the meaning of Rule 16b-3 under the Exchange Act, to the extent that rule is applicable.

    FEDERAL TAX CONSEQUENCES. The Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan.

    If the participant sells or otherwise disposes of the purchased shares within two years after his or her entry date into the purchase period in which such shares were acquired or within one year after the annual purchase date on which those shares were actually acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess.

    If the participant sells or disposes of the purchased shares more than two years after his or her entry date into the purchase period in which the shares were acquired and more than one year after the annual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the participant's entry date into that purchase period; and any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

    The foregoing is only a summary of the federal income taxation consequences to the participant and the Company with respect to the shares purchased under the Purchase Plan. The summary does not discuss the tax consequences of a participant's death or the income tax laws of any city, state or foreign country in which the participant may reside.

    ACCOUNTING TREATMENT. Under current accounting rules, the issuance of Ordinary Common Stock under the Purchase Plan will not result in a compensation expense chargeable against the Company's reported earnings. However, the Company must disclose, in pro-forma statements to the Company's financial statements, the impact the purchase rights granted under the Purchase Plan would have upon the Company's reported earnings were the value of those purchase rights treated as compensation expense.

    NEW PURCHASE PLAN BENEFITS. Since purchase rights are subject to discretion, including an employee's decision not to participate in the Purchase Plan, awards under the Purchase Plan for the current fiscal year are not determinable. 125,000 shares of Ordinary Common Stock have been reserved for offers under the Purchase Plan. None of Kyle R. Kirkland, Chairman of the Board, Dana D. Messina, Chief Executive Officer, or the Named Executive Officers is eligible to participate in the Purchase Plan.

                      REPORT OF THE COMPENSATION COMMITTEE
                          ON EXECUTIVE COMPENSATION(1)

COMPENSATION PHILOSOPHY

    The Compensation Committee's executive compensation philosophy is to provide competitive levels of compensation while establishing a strong, explicit link between executive compensation and the achievement of the Company's annual and long-term performance goals, rewarding above-average corporate performance, recognizing individual initiative and achievement, and assisting the Company in attracting and retaining highly-skilled management. This philosophy has been adhered to by developing incentive pay programs which provide competitive compensation that mirrors Company performance. Both short-term and long-term incentive compensation are based on direct, explicit links to Company performance and the value received by stockholders.

    1996 EXECUTIVE COMPENSATION

    Cash compensation includes base salary and annual bonuses. Base salaries are set at competitive levels, with reference to the responsibilities undertaken by personnel, their experience and geographic market conditions. Annual salary adjustments are determined by reference to the Company's and the individual's performance, as well as the competitive geographic marketplace conditions generally. Annual bonuses are awarded based primarily on management's ability to achieve specified earnings levels.

    CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER COMPENSATION

    The Compensation Committee does not control compensation decisions with respect to the Chairman of the Board and the Chief Executive Officer. These decisions are determined by the Board of Directors. Since the Company's IPO, the Board has taken no action affecting the compensation paid to either the Chairman of the Board or the Chief Executive Officer.

    SUMMARY

    After its review of the Company's existing programs, the Compensation Committee believes that the total compensation program for executives of the Company is competitive with the compensation programs provided by other corporations with which the Company competes for management talent. The Compensation Committee also believes that the annual bonuses provide opportunities to participants that are consistent with the returns that are generated on behalf of the Company's stockholders.

    LIMITATION OF TAX DEDUCTION FOR EXECUTIVE COMPENSATION

    The Omnibus Budget Reconciliation Act of 1993 (the "Act") prevents publicly traded companies from receiving a tax deduction on compensation paid to proxy-named executive officers in excess of $1 million annually, effective for compensation paid after 1993. Although the Compensation Committee has not adopted a policy relating to the Act, the Compensation Committee believes that there will be little, if any, impact from this limitation to the Company.

                                          COMPENSATION COMMITTEE:

                                          Kyle R. Kirkland
                                          Dana D. Messina

------------------------

(1) Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Exchange Act, the Report of the Compensation Committee on Executive Compensation shall not be incorporated by reference in any such filings.

                              PERFORMANCE GRAPH(1)

    The following graph compares the Company's cumulative total stockholder return on its Ordinary Common Stock for the period from the Company's IPO on August 1, 1996, to December 31, 1996, with the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500") and the cumulative total return of a peer group with comparable market capitalization consisting of Baldwin Piano and Organ Co., Harley-Davidson Inc., Outboard Marine Corp., Boosey & Hawkes PLC and Fleetwood Enterprises. This peer group was selected by management based on the status of each as a manufacturer and distributor of luxury goods. The performance graph assumes a $100 investment on August 1, 1996 in each of the Company's Ordinary Common Stock, and the S&P 500 common stock of the selected peer group. The stock price performance shown in this graph is neither necessarily indicative of nor intended to suggest future stock price performance.

                   COMPARISON OF FIVE MONTH CUMULATIVE TOTAL
                RETURN AMONG STEINWAY MUSICAL INSTRUMENTS, INC.,
                       THE S&P 500 INDEX AND A PEER GROUP

                                    [GRAPH]

                                                                           8/1/96    12/31/96
                                                                          ---------  ---------
Steinway Musical Instruments, Inc.......................................  $  100.00  $   91.45
The S&P 500 Index.......................................................  $  100.00  $  115.01
Peer Group..............................................................  $  100.00  $  104.65

------------------------

(1) Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Exchange Act, this Performance Graph shall not be incorporated by reference in any such filings.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of voting securities of the Company as of March 31, 1997 by (i) each person known by the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, (ii) each of the directors and Named Executive Officers of the Company and (iii) all executive officers and directors of the Company as a group.

                                             AMOUNT AND NATURE OF                    AMOUNT AND NATURE OF
                                            BENEFICIAL OWNERSHIP OF                  BENEFICIAL OWNERSHIP
                                           ORDINARY COMMON STOCK(1)     PERCENT     CLASS A COMMON STOCK(1)     PERCENT
                                           -------------------------  -----------  -------------------------  -----------
SunAmerica Life Insurance Company .......           1,653,331               18.5%             --                  --
  1 SunAmerica Center
  Los Angeles, CA 90067
John Hancock Mutual Life Insurance
  Company ...............................           1,543,553               17.3%             --                  --
  200 Clarendon Street
  John Hancock Place, 57th Floor
  Boston, MA 02117
Equitable Capital Private Income and
  Equity Partnership II, L.P. ...........             614,809                6.9%             --                  --
  c/o Alliance Corporate Finance
  Group Incorporated
  1345 Avenue of the Americas,
  37th Floor
  New York, NY 10105
Directors
  Kyle R. Kirkland(2)....................             191,886                2.1%            226,949                47.5%
  Dana D. Messina(2).....................             212,571                2.4%            251,004                52.5%
  Thomas T. Burzycki.....................             197,179                2.2%             --                  --
  Bruce A. Stevens.......................              86,273                1.0%             --                  --
  Peter McMillan(3)......................                  (3)                (3)             --                  --
Other Executive Officers
  Dennis M. Hanson.......................              41,601                 .5%             --                  --
  Michael R. Vickrey.....................             145,131                1.6%             --                  --
  Thomas Kurrer..........................              41,601                 .5%             --                  --
All directors and executive officers as a
  group (8 persons)(2)(3)................             915,111               10.2%            477,953               100.0%

------------------------

(1) Each share of Class A Common Stock has 98 votes. Each share of Ordinary Common Stock has one vote.

(2) Includes 1,131 shares owned by Kirkland Messina, Inc., which may be deemed to be beneficially owned by both Kyle R. Kirkland and Dana D. Messina.

(3) Mr. McMillan is Executive Vice President and Chief Investment Officer of SunAmerica Investments, Inc. As Chief Investment Officer, Mr. McMillan has overall investment management responsibility for the major asset classes in SunAmerica's investment portfolio, including the 1,653,331 shares owned by SunAmerica Life Insurance Company. Mr. McMillan disclaims beneficial ownership of such shares.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors and persons who own more than 10% of the Company's Ordinary Common Stock to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "Commission"). Executive officers, directors and 10% stockholders are required by the Commission to furnish the Company with copies of all Forms 3, 4 and 5 they file.

    Based solely on the Company's review of the copies of such forms it has received, the Company believes that all its executive officers, directors and greater than 10% beneficial owners complied with all the filing requirements applicable to them with respect to transactions during fiscal 1996 with the following exceptions: Each of John Hancock Mutual Life Insurance Company ("JH") and Messrs. Kirkland, Messina, Burzycki and Vickrey filed a late report covering the conversion of warrants into shares of Ordinary Common Stock. JH also filed a late report covering the conversion of preferred stock into shares of Ordinary Common Stock.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected Deloitte & Touche LLP to serve as the Company's independent public accountants to audit the financial statements of the Company for 1997. Deloitte & Touche LLP served as the Company's independent public accountants during 1996 and 1995. Representatives of Deloitte & Touche LLP will attend the Annual Meeting, will be given an opportunity to make a statement if they desire to do so and will be available to answer appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS, ON THE ADVICE OF ITS AUDIT COMMITTEE, THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 1997.

    Unless a contrary indication is made on the enclosed proxy card, it is the intention of the persons named in the enclosed form of proxy to vote FOR the selected accountants.

                                 OTHER MATTERS

    The Board of Directors is not aware of any other matters to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons named in the proxy will vote the proxies according to their best judgment.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals, if any, which may be considered for inclusion in the Company's proxy materials for the 1998 annual stockholders meeting must be received by the Company at its offices at 800 South Street, Suite 425, Waltham, Massachusetts 02154 not later than January 29, 1998.

                                 ANNUAL REPORT

    The Annual Report to Stockholders for 1996 accompanies this Proxy Statement. Stockholders may obtain a copy of this report without charge by writing to Steinway Musical Instruments, Inc., 800 South Street, Suite 425, Waltham, Massachusetts 02154, Attn: Secretary of the Company, telephone number (617) 894-9770.

                       STEINWAY MUSICAL INSTRUMENTS INC.

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL
              MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 27, 1997

    The undersigned stockholder of Steinway Musical Instruments, Inc. (the "Company"), hereby appoints each of Dana D. Messina and Dennis M. Hanson attorneys and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Sheraton Needham Hotel, 100 Cabot Street, Needham, Massachusetts 02194, on June 27, 1997, at 10:00 a.m., and at any adjournment of said meeting, all of the shares of Ordinary Common Stock which the undersigned may be entitled to vote.

    The Board of Directors recommends a vote FOR the nominees named on the reverse side and FOR ratification of the accountants named on the reverse side, and if no specification is made, the shares will be voted FOR the election of the nominees named herein, and FOR the ratification of the accountants. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement and the Annual Report furnished herewith.

                                               (please sign on
                                               the reverse side)

                                         Steinway Musical Instruments, Inc.
                                         800 South Street
                                         Suite 425
                                         Waltham, Massachusetts 02154
________________________________________
________________________________________

1.         Election of    FOR all nominees   WITHHOLD AUTHORITY                      *Exceptions   / /
           Directors      listed             to vote for all nominees listed
                          below   / /        below   / /

           Nominees:      Kyle R. Kirkland, Dana D. Messina, Thomas T. Burzycki, Bruce A. Stevens, Peter McMillan
           (*Instructions: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and strike a line through that nominee's name.)
2.         Ratification of Deloitte & Touche LLP to serve as the Company's independent public accountants to audit the financial statements of the Company for 1997.
                          / /  FOR            / /  AGAINST            / /  ABSTAIN
3.         At their discretion regarding other matters presented at the Annual Meeting.

                                              Dated: ___________________________
                                              __________________________________
                                                         (Signature)
                                              __________________________________
                                                         (Signature)

             PLEASE SIGN, DATE AND RETURN IN THE ENVELOPE PROVIDED.